EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Henry's Marketplace, Inc.:

We consent to the inclusion of our report dated February 5, 1999, with respect to the balance sheet of Henry's Marketplace, Inc. as of December 27, 1998, and the related statements of earnings, stockholders' equity, and cash flows for the fifty-two weeks then ended, which report appears in the Form 8-K of Wild Oats Markets, Inc. dated September 27, 1999, as amended February 28, 2000.

We hereby consent to the incorporation by reference in the prospectuses constituting part of the registration statements on Form S-3 (No. 333-88011, No. 333-62175 and No. 333-52747) and in the registration statements on Form S-8 (No. 333-66347 and No. 333-20539) of Wild Oats Markets, Inc. of our report dated February 5, 1999, with respect to the balance sheet of Henry's Marketplace, Inc. as of December 27, 1998, and the related statements of earnings, stockholders' equity, and cash flows for the fifty-two weeks then ended, which report appears in the Form 8-K of Wild Oats Markets, Inc., dated September 27, 1999, as amended February 28, 2000.


                                    KPMG LLP

San Diego, California
February 28, 2000

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